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             [EXHIBIT 5.1 - GENERAL EMPLOYEES' STOCK PURCHASE PLAN]


                                 July 17, 1995


Commercial Metals Company
7800 Stemmons Freeway
Dallas, Texas   75247

Gentlemen:

         I have acted as counsel to Commercial Metals Company, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 573,133 shares of Common Stock, par value $5.00 per share (the "Common Stock"), of the Company that may be issued in the future under the Commercial Metals Company General Employees' Stock Purchase Plan (the "Plan").

         In connection therewith, I have examined (i) the Restated Certificate of Incorporation and the Bylaws of the Company, each as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plan and related matters; (iii) the Plan and the forms of award agreements pertaining thereto; (iv) the Registration Statement and exhibits thereto; and (v) such other documents as I have deemed necessary for the expression of the opinion contained herein.

         Based upon the foregoing, and having due regard for such legal considerations as I deem relevant, assuming that the cash consideration received by the Company in exchange for the issuance of Common Stock under the Plan equals or exceeds the par value of such Common Stock, I am of the opinion that the 573,133 shares of Common Stock covered by the Registration Statement that may be issued from time to time in accordance with the terms of the Plan have been duly authorized for issuance by the Company, and, when so issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to me under the captions, "Legal Matters" in the Prospectus forming a part of the Registration Statement and "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.
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Commercial Metals Company
July 17, 1995
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                                                   Very truly yours,



                                                   David M. Sudbury
                                                   General Counsel